EXHIBIT 11

                         TELLABS, INC. AND SUBSIDIARIES
                         COMPUTATION OF PER SHARE EARNINGS
                         (In thousands, except per share data)



PRIMARY EARNINGS PER SHARE                           1994        1993     1992
                                                     ----        ----     ----
Weighted average number of common
  shares outstanding during the period             43,406      42,308   41,127

Net additional shares assuming dilutive
  stock options exercised and proceeds
  used to purchase treasury shares at
  average fair market value                         1,883       1,796    1,056
                                                   ------      ------   ------
Weighted average number of common shares
  and common equivalent shares outstanding         45,289      44,104   42,183
                                                  =======     =======  =======
Net earnings                                      $72,389     $31,967  $16,854
                                                  =======     =======  =======
Primary earnings per share                          $1.60       $0.72    $0.40
                                                    =====       =====    =====

FULLY DILUTED EARNINGS PER SHARE

Weighted average number of common
  shares outstanding during the period             43,406      42,308   41,127

Net additional shares assuming dilutive
  stock options exercised and proceeds
  used to purchase treasury shares at
  fair market value                                 1,935       1,926    1,150
                                                    -----       -----    -----
Weighted average number of common shares
  and common equivalent shares outstanding         45,341      44,234   42,277
                                                  =======     =======  =======
Net earnings                                      $72,389     $31,967  $16,854
                                                  =======     =======  =======
Fully diluted earnings per share                    $1.60       $0.72    $0.40
                                                    =====       =====    =====

[FN]
NOTE:
Restated to reflect the stock splits in 1993 and 1994.